EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Digital Locations, Inc. (the “Company”) dated May 13, 2021, of our report dated March 29, 2021 relating to the Company’s financial statements for the year ended December 31, 2020, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

May 13, 2021